UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 31, 2002
                                                  ---------------

                                  GenTek Inc.
                                 ------------
              (Exact Name of Registrant as Specified in Charter)

   Delaware                 001-14789                     02-0505547
   ---------                ----------                    ----------
(State or other       (Commission File Number)           (IRS Employer
jurisdiction of                                          Identification No.)
incorporation)

   Liberty Lane, Hampton, New Hampshire                      03842
   ------------------------------------                     ------
 (Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code   (603) 929-2264
                                                     --------------

                                Not Applicable
                  ------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)


ITEM 5.  OTHER EVENTS.

                  On March 31, 2002, JPMorgan Chase Bank, administrative agent for the lenders under the Registrant's credit agreement dated as of April 30, 1999, as amended and restated as of August 9, 2000 and as of August 1, 2001, among the Registrant, Noma Company, the several lenders from time to time party thereto (the "Lenders"), The Bank of Nova Scotia, Bankers Trust Company and JPMorgan Chase Bank (the "Credit Agreement"), gave notice stating that the Registrant's failure to furnish an audit without a "going concern" or like qualification or exception constituted a default under the Credit Agreement and that during the period of default, the Lenders have no obligation to make any loan or issue any letter of credit to the Registrant.

                  The qualified auditor's opinion was given due to the Registrant's anticipated non-compliance with certain financial covenants in the Credit Agreement when results for the quarter ending March 31, 2002 are finalized. The Registrant's non-compliance with either the audit or financial covenants gives the Lenders the right to accelerate the senior debt repayment obligations. If this were to occur, the Registrant would have to seek alternative sources of financing. No assurances can be given as to the availability of such financing.

                  However, the Registrant is in discussions with its Lenders regarding amending the Credit Agreement, which it anticipates will continue through the late spring. Prior to receipt of the default notice, as a precautionary measure and to demonstrate the Registrant's operating liquidity to its customers, suppliers and employees, the Registrant drew all remaining amounts available under its revolving credit facility during the first quarter of 2002, which approximated $155 million. Based on its current outlook, the Registrant believes this level of liquidity will be sufficient to fund its operating requirements for the foreseeable future. The Registrant further believes that it will be able to reach an agreement with the Lenders on an acceptable amendment to the Credit Agreement.



                                  SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 GENTEK INC.
                                 --------------------------
                                 (Registrant)


Date:  April 3, 2002             By:   /s/ Michael R. Herman
                                      ----------------------------------------
                                      Name:  Michael R. Herman
                                      Title: Vice President and General Counsel